Exhibit 10(oo) to Form 10-K
For Year Ended December 31, 2001



                             JOINT VENTURE AGREEMENT
--------------------------------------------------------------------------------


     THIS AGREEMENT, made and entered into as of this 1st day of September, 2001 by and between THE DELTONA CORPORATION, a Delaware corporation authorized to do business in the State of Florida ("Deltona") and FIVE POINTS TITLE SERVICES COMPANY, INC., AS TRUSTEE FOR SCAFHOLDING B.V., a Netherlands corporation ("Scafholding") , Deltona and Scafholding being hereinafter sometimes jointly called the "Venturers" and individually called "Venturer".

                                    RECITALS

     A. Deltona has and will be applying to the Marion County Tax Collector and the Washington County Tax Collector to purchase tax certificates on properties owned by others in its subdivisions where delinquent taxes exist (the "Property"). Deltona and/or Scafholding may have purchased or may in the future purchase from others Property located in Marion Oaks Subdivision and Sunny Hills Subdivision, Florida, respectively. If tax certificates are not paid by the owners of the Property, a tax deed may be applied for by Deltona, as Developer of the Property.

     B. Scafholding is prepared to finance the purchase of the Property, the tax certificates for the Property and eventually the tax deeds for the Property.

     C. The Venturers desire to enter into a joint venture for the purpose of administration of the purchase of the tax certificates, applications for the tax deeds, administration, acquisition and sale of the Property and payment of costs associated therewith.

                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged and of the mutual covenants and undertakings contained herein and benefits to accrue to each of the parties hereto, the Venturers agree as follows:

     1.     Formation and Purpose of the Venture.
            ------------------------------------

     The Venturers hereby associate themselves into and form a joint venture (the "Venture"), under the laws of the State of Florida for the purposes of owning and selling Land, for sale, marketing and administration of the Property in order to generate maximum profit to the venture.

     2.     Name of the Venture.
            --------------------

     The Venture created hereunder shall be known as the Scafholding Venture. Fictitious name certificates shall be filed in any jurisdiction in which the filing of a fictitious name certificate is required by law.

     3.     Term of the Venture.
            --------------------

     The term of the Venture shall commence on the date hereof and shall terminate on December 31, 2011, unless sooner dissolved pursuant to any provisions hereof, or unless extended beyond such period by agreement of both Venturers; however, the Venture shall continue after the dissolution date for the sole purpose of winding up its business and affairs as provided for in this Agreement.

     4.     Office of the Venture.
            ----------------------

     The principal office of the Venture shall be 8014 SW 135th Street Road, Ocala, Florida 34473, or at such other place as shall be agreed upon from time to time by the Venturers.


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     5.     Contributions to the Venture.
            -----------------------------

     A. Scafholding shall provide the Scafholding Venture with funds sufficient for acquisition of Property and the tax certificates and the tax deeds for Property, as well as provide working capital as determined to be necessary to carry out the purposes of this Agreement. The interest rate on the outstanding debt shall be equal to the prime rate as of July 1, 2001 plus one percent. The Scafholding Venture shall not be required to make interest payments. A capital contributions account shall be established and maintained for Scafholding. Scafholding shall be credited with the amount of all cash contributions to the capital of the Venture, plus all interest accrued thereon.

     B. Deltona shall provide administrative and managerial services to the venture as well as access to its sales and marketing organizations for marketing of the Properties. For these services, the Scafholding Venture will reimburse Deltona for all commissions and other marketing costs paid on behalf of Scafholding Venture plus an administrative fee of ten percent (10%) of sales consummated.

     6.     Percentage Interests of the Venturers in the Venture.
            -----------------------------------------------------

     Scafholding and Deltona shall each own a fifty percent (50%) interest in the Venture. Reimbursement to Scafholding for all capital contributions and reimbursement to Deltona for all commissions, marketing and other costs paid on behalf of Scafholding Venture plus administrative fees shall occur before distributions of any net proceeds to the venturers.

     7.    Management of the Venture.
           --------------------------

     A. Deltona shall be the Manager of the Venture, which will be responsible for the management and operation of the affairs, activities and business of the Venture. Deltona shall report the activities of the Venture to Scafholding on a regular basis, including all receipts and expenditures of the Venture. Notwithstanding the foregoing, Deltona shall not have the authority to take any of the following actions on behalf of the Venture without the written authorization of Scafholding:

          (i) the execution of any mortgage or security agreement covering all or any portion of the Property in the Venture;

          (ii) the sale, lease or other disposition of any portion of the Properties except in the normal and ordinary course of business of the Venture, provided that the sale of lots shall constitute the normal and ordinary course of business of the Venture;

          (iii) confess a judgement against the Venture; or

          (iv) any act which would make it impossible to carry on the ordinary business of the Venture.

     B. As manager of the Venture, Deltona shall use its best efforts to cause the Venture to market and sell the Property as expeditiously as possible consistent with sound development and marketing principles in order to generate the maximum profit from the sale of the Properties.

     C. Scafholding BV reserves the right to have the final approval authority over any transaction be it ordinary or otherwise.

     8.  Payments to the Venturers
         -------------------------

     No distributions or other compensation shall be paid by the Venture to either Venturer until all debts of the Venture are paid and Scafholding and Deltona are reimbursed as provided for in paragraph 5 above. Thereafter, each Venturer shall be entitled to receive fifty percent (50%) of the net proceeds of the Venture. Net proceeds consist of proceeds from tax payments and interest thereon and proceeds from contracts receivable, less and except all direct and indirect marketing and administration costs including, but not limited to, payment of real estate taxes, payment of


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commissions to real estate brokers and salespersons, other costs associated with the sales or administration of the Property. Distributions will be made on a monthly basis to the Venturers and may be made in the form of cash or accounts receivable of the Venture.

     9. Indemnity

     The Venturers agree to indemnify each other or any subsidiary or affiliate of the other or any of their respective employees, agents, representatives and officers or directors and agrees to hold each other harmless from and against all liability, claims, damages, loses and expenses, including court costs and attorneys' fees arising out of actions resulting from breach of any duty or obligation or representation of the other. Deltona, as Manager of the Venture, shall cause the Venture to defend, at the Ventures expense, any and all suits brought against the Venture, or otherwise settle or compromise such suits or claims. The venture indemnifies and will defend the venturers regarding any claim for negligence or other claims asserted against the venture that result in joining the venture parties.

     10. Dissolution of the Venture
         --------------------------

     This Venture shall be dissolved upon the occurrence of any of the following events:

     A. the expiration of the term of the Venture or of any extension or renewal thereof as provided for in this Agreement;

     B. the sale by the Venture of all Property and the receipt of all money payable to the Venture on the sale of such Property;

     C. upon mutual written consent of the Venturers;

     D. upon filing of a petition under any provision of the Federal Bankruptcy Act or a decree or order by a court of competent jurisdiction declaring a Venturer insolvent or bankrupt ;

     E. upon consent by either Venturer to the appointment of a receiver or trustee or assignee for the benefit of creditors; or

     F. upon the failure of either Venturer to perform its duties and obligations hereunder and continuation of such failure or default for a period of thirty (30) days after written notice from the other Venturer.

     11.  Liquidation  of  the  Venture
          -----------------------------

     Upon the dissolution of the Venture for any reason, all of the assets and Property of the Venture, including but not limited to any Property held by or on behalf of the Venture, any sales proceeds held on account for the Venture, any cash held on behalf of the Venture and any contracts or mortgages receivable held on behalf of the Venture, shall be applied and distributed in cash or in kind in the following order:

     A. all of the debts of the Venture, including interest, costs , liabilities and commissions incurred by or on behalf of the Venture;

     B. repayment of the capital contributions made by Scafholding to the Venture and administrative fees to Deltona; and finally

     C. equal distribution of the remainder to the Venturers.

     12.  Accounting and Reports of the Venture
          -------------------------------------

     A. The Venture shall adopt methods of accounting in accordance with sound and generally accepted accounting principles and format for state and federal, income tax reporting purposes. Its fiscal year shall end


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December 31 of each year for such tax reporting purposes. All other decisions as to tax a accounting elections, accounting principles including decisions with respect to the assets of the Venture whether for book or tax purposes shall be made by mutual agreement of the Venturers.

     B. At the end of each month, Deltona, as manager of the Venture, shall deliver to Scafholding a statement showing the results of operations during the preceding month and for year to date and containing a balance sheet as of the end of each quarter.

     C. At the end of each month, Deltona, as manager of the Venture, shall deliver to Scafholding a trial balance and final proof showing the contracts receivable in the Venture identified by separate factor code "T" as well as a report of any distributions to the Venturers of net proceeds in the form of assignment of contracts or mortgages receivable.

     13. Bank Accounts
         --------------

     The Venture will maintain bank accounts in its name in such banks as the Venturers mutually designate, which accounts shall be exclusively for the deposit and disbursement of all funds from the Venture. All funds of the Venture shall be promptly deposited into such accounts.

     14. General Warranties and Representations
         --------------------------------------

     A. Deltona shall act as bidder on behalf of the Venture at tax certificate sales and at auctions for tax deed sales. Tax certificates and Property acquired by Deltona as Manager of the Venture shall be held by Deltona free and clear of all liens and encumbrances, for the benefit of the Venturers.

     B. Deltona is the Developer of Marion Oaks Units 1 -12 in Marion County, Florida and Sunny Hills Units 1-19 in Washington County, Florida and is registered as such with the Division of Florida Land Sales, Condominiums and Mobile Homes of the Department of Business and Professional Regulation, HUD and certain other state agencies.

     15. Insurance
         ---------

     The venture shall obtain casualty and liability insurance as deemed necessary as determined by Deltona. The cost shall be paid by the venture.

     16. Notices
         -------

     Any notice to be given or to be served upon either Venturer in connection with this Agreement must be in writing and shall be deemed to be given when deposited in the mails and verified through facsimile transmission and received by the party to whom it is addressed. Such notices shall be sent to the parties hereto at the following addresses, unless such addresses are amended in writing by either Venturer:

     SCAFHOLDING
     Five Points as Trustee for Scafholding BV
     8014 SW 135th Street Road
     Ocala, FL 34473

     DELTONA
     Ms. Sharon Hummerhielm, Executive Vice President
     The Deltona Corporation
     8014 SW 135th Street Road
     Ocala, FL 34473


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     17. Binding Effect
         --------------

     This Agreement and the covenants, obligations, undertakings, rights and benefits hereof shall be binding upon. And shall inure to the benefit of the respective parties hereto and their respective heirs, legal representatives, successors and assigns.

     18. Entire Agreement; Modifications
         -------------------------------

     This Agreement constitutes the entire understanding between the parties with respect to the formation of the Venture. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by both parties.

     19. Severability
         ------------

     If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     20. Interpretation and Construction
         -------------------------------

     Whenever the context hereof shall require, the singular shall include the plural, the male gender shall include the female gender and the neuter and vice versa. This Agreement and the rights and obligations hereunder shall be construed in accordance with the laws of the State of Florida.

     IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement as of the day and year first above written.

THE DELTONA CORPORATION                  FIVE POINT TITLE SERVICES
                                         COMPANY, INC., AS TRUSTEE FOR
                                         SCAFHOLDING B.V.


By:    /s/ Sharon J. Hummerhielm         By:   /s/Nancy Roche
      --------------------------            ---------------------------
    Sharon J. Hummerhielm, Exec. VP         Nancy Roche, President




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